UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03       Entry into a Material Definitive Agreement.

On February 26, 2010 the Company entered into a credit agreement with Hexagon Investments, LLC effective as of January 29, 2010 to finance 100% of the repurchase of the Wilke field properties previously purchased by the Company.  The purchase price was $4,500,000 cash. The loan bears annual interest of 15%, will mature on December 1, 2010 and is secured by mortgages on the Wilke field properties.  Hexagon Investments received 1,000,000 shares of the Company's common stock in connection with the financing.  Hexagon Investments shall have the right to cause the sale of the Wilke Field properties and use the proceeds to repay the loan at any time after October 29, 2010 if the Company has not completed a private equity sale by that date sufficient to repay the loan in full on or before December 1, 2010.  The credit agreement contained customary terms such as representations and warranties and indemnification.  The credit agreement and related documents are filed as exhibits hereto.

Item 3.02       Unregistered Sales of Equity Securities.

Issuance of the 1,000,000 shares described in Item 2.03 was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, this shareholder has the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Credit Agreement with Hexagon Investments, LLC

10.2	Promissory Note with Hexagon Investments, LLC

10.3	Nebraska Mortgage to Hexagon Investments, LLC

10.4	Colorado Mortgage to Hexagon Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: March 4, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Executive Officer